Exhibit 99.2

PRESS RELEASE

NRG Energy, Inc. Announces Pricing of
$1.40 Billion of Senior Secured First Lien Notes,
$1.53 Billion of Senior Unsecured Notes and
$900 Million of Pre-Capitalized Trust Securities

PRINCETON, N.J.—November 18, 2020—NRG Energy, Inc. (NYSE:NRG) has priced its concurrent offerings of (i) $500,000,000 in aggregate principal amount of 2.000% senior secured first lien notes due 2025 at a price to the public of 99.943% of their face value (the “2025 Secured Notes”) and $900,000,000 in aggregate principal amount of 2.450% senior secured first lien notes due 2027 at a price to the public of 99.859% of their face value (the “2027 Secured Notes” and, together with the 2025 Secured Notes, the “Secured Notes”), and (ii) $500,000,000 in aggregate principal amount of 3.375% senior unsecured notes due 2029 at a price to the public of 100.000% of their face value and $1,030,000,000 in aggregate principal amount of 3.625% senior unsecured notes due 2031 at a price to the public of 100.000% of their face value (collectively, with the Secured Notes, the “Notes”). The 2027 Secured Notes are being issued under NRG’s Sustainability-Linked Bond Framework, which sets out certain sustainability targets, including reducing greenhouse gas emissions.

The 2025 Secured Notes mature on December 2, 2025, the 2027 Secured Notes mature on December 2, 2027, the 3.375% senior unsecured notes due 2029 mature on February 15, 2029, and the 3.625% senior unsecured notes due 2031 mature on February 15, 2031. The offerings of the Notes (the “Notes Offerings”) are expected to close on December 2, 2020, subject to customary closing conditions. Failure to meet the sustainability targets with respect to the 2027 Secured Notes will result in a 25 basis point increase to the interest rate payable on the 2027 Secured Notes from and including the interest period ending on June 2, 2026.

NRG intends to use the net proceeds from the Notes Offerings, together with cash on hand, to fund the purchase price of the previously announced acquisition (the “Acquisition”) of Direct Energy, the North American energy supply, services and trading business of Centrica plc (“Centrica”), pursuant to the previously disclosed Purchase Agreement, dated July 24, 2020, among NRG, Centrica and certain of Centrica’s subsidiaries (the “Purchase Agreement”), and to pay fees and expenses relating to the Acquisition, if consummated.

In addition, Alexander Funding Trust, a newly-formed Delaware statutory trust (the “Trust”), has priced its private offering of pre-capitalized trust securities redeemable November 15, 2023 (the “P-Caps”) to certain qualified institutional buyers for an initial purchase price of $900,000,000. The Trust will initially invest the proceeds from the sale of the P-Caps in a portfolio of principal and/or interest strips of U.S. Treasury securities (the “Eligible Assets”) and will enter into a facility agreement with NRG under which NRG will pay a periodic premium to the Trust, and NRG will agree to issue 1.841% senior secured notes due 2023 (the “P-Caps Secured Notes” and, together with the P-Caps, the “P-Caps Securities”) to the Trust under certain circumstances. The Eligible Assets held by the Trust will be used to provide collateral to certain banks that have agreed to provide letters of credit for NRG’s account in an aggregate face amount of up to $900,000,000 to support NRG’s existing and future collateral obligations, including following consummation of the Acquisition. NRG will not receive any proceeds directly from the offering of the P-Caps. The offering of the P-Caps is expected to close on December 2, 2020, subject to customary closing conditions.

If the Acquisition is not consummated, or the Purchase Agreement is terminated, on or before July 24, 2021 (or, certain later dates pursuant to the automatic extension provisions of the Purchase Agreement, as applicable) (such event, an “Acquisition Triggering Event”), then NRG will be required to redeem, within 30 days of the Acquisition Triggering Event, all of the 3.375% senior unsecured notes due 2029 and $200,000,000 aggregate principal amount of the 3.625% senior unsecured notes due 2031, in each case, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the redemption date. In addition, the Trust will mandatorily redeem all of the P-Caps at a redemption price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the redemption date.

The Notes, and any P-Caps Secured Notes, will be guaranteed by each of NRG’s current and future subsidiaries that guarantee indebtedness under its credit agreement. The Secured Notes, and any P-Caps Secured Notes, will be secured by a first priority security interest in the same collateral that is pledged for the benefit of the lenders under NRG’s credit agreement, which consists of a substantial portion of the property and assets owned by NRG and the guarantors. The collateral securing the Secured Notes and any P-Caps Secured Notes will be released if NRG obtains an investment grade rating from two out of the three rating agencies, subject to reversion if such rating agencies withdraw NRG’s investment grade rating or downgrade NRG’s rating below investment grade.

The Notes and related guarantees, as well as the P-Caps Securities, are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or in the case of the Notes and related guarantees, outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act. The Notes and related guarantees, as well as the P-Caps Securities, have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

This press release does not constitute an offer to sell any security, including the Notes and the P-Caps Securities, nor a solicitation for an offer to purchase any security, including the Notes and the P-Caps Securities.

About NRG

At NRG, we’re bringing the power of energy to people and organizations by putting customers at the center of everything we do. We generate electricity and provide energy solutions and natural gas to more than 3.7 million residential, small business, and commercial and industrial customers through our diverse portfolio of retail brands. A Fortune 500 company, operating in the United States and Canada, NRG delivers innovative solutions while advocating for competitive energy markets and customer choice, and by working towards a sustainable energy future.

Forward-Looking Statements

This communication contains forward-looking statements that may state NRG’s or its management’s intentions, beliefs, expectations or predictions for the future. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, and typically can be identified by the use of words such as “will,” “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “believe” and similar terms. Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, risks and uncertainties related to the capital markets generally and whether the Notes Offerings or the offering of P-Caps will be consummated, the anticipated terms of the Notes and the P-Caps, and the anticipated use of proceeds, including the consummation of the Acquisition.

The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included herein should be considered in connection with information regarding risks and uncertainties that may affect NRG’s future results included in NRG’s filings with the SEC at www.sec.gov.

Contacts:

Investors:

Kevin L. Cole, CFA

609.524.4526

investor.relations@nrg.com

Media:

Candice Adams

609.524.5428

candice.adams@nrg.com

3